Exhibit 11         Computations of Earnings Per Common Share <F1>
- ----------         ------------------------------------------
     The following is the basis for the computation of primary and fully
diluted earnings per common share for each of the years 1993, 1992 and 1991:



                                               1993            1992

          1991
                                           ------------
- ------------    ------------
Average shares outstanding for
  computation of primary earnings
  per common share                          115,639,668
112,389,698     105,911,450
                                           ============
============    ============

Average shares outstanding for
  fully diluted computation:

  Average shares outstanding                115,639,668
112,389,698     105,911,450

  Additional shares resulting from:

    Conversion of Serial Preferred
      Stock, $2.44 Convertible Series
      of 1966 (the "Convertible
      Preferred Stock")                          51,967
57,542          80,044

    Conversion of 7% Convertible
      Debentures                              2,546,858
2,603,912       2,657,451

    Conversion of 5% Convertible
      Debentures                              3,392,500
1,130,833               -
                                           ------------
- ------------    ------------
Average shares outstanding for
  computation of fully diluted
  earnings per common share                 121,630,993
116,181,985     108,648,945
                                           ============
============    ============

Earnings applicable to common
  stock, before cumulative effect
  of accounting change                     $225,324,000
$186,368,000    $197,866,000

Cumulative effect of accounting
  change, net of income taxes                         -
16,022,000               -
                                           ------------
- ------------    ------------
Earnings applicable to common stock,
  as reported                               225,324,000
202,390,000     197,866,000

Add:  Dividends paid or accrued on
        Convertible Preferred Stock              22,000
24,000          35,000

      Interest paid or accrued on
        Convertible Debentures,
        net of related taxes                  6,548,000
4,303,000       3,163,000
                                           ------------
- ------------    ------------
Earnings applicable to common stock,
  including cumulative effect of
  accounting change and assuming
  conversion of convertible securities     $231,894,000
$206,717,000    $201,064,000
                                           ============
============    ============

Primary earnings per common share
  Before cumulative effect                        $1.95
$1.66           $1.87
  Cumulative effect                                   -
0.14               -
                                                  -----
- -----           -----
    Total                                         $1.95
$1.80           $1.87
                                                  =====
=====           =====

Fully diluted earnings per common share
  Before cumulative effect                        $1.91
$1.64           $1.85
  Cumulative effect                                   -
0.14               -
                                                  -----
- -----           -----
    Total                                         $1.91
$1.78           $1.85
                                                  =====
=====           =====

<F1>  This calculation is submitted in accordance with Regulation
S-K
   item 601 (b) (11) although not required by footnote 2 to paragraph 14 of APB No. 15 because it results in dilution of less than 3%.